                                                                     Exhibit 5.1


                            CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS  02109-2891
                           TELEPHONE (617) 248-5000
                           FACSIMILE (617) 248-4000
                                TELEX  49615860


                                       September 4, 1998



Fountain View, Inc.
11900 W. Olympic Boulevard, Suite 680
Los Angeles, CA 90064

     Re:  Fountain View, Inc. - Registration of $120,000,000
          Aggregate Principal Amount of 11 1/4% Senior Subordinated Notes Due 2008, Series B on Form S-4
          ------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on June 19, 1998 (as amended, the "Registration Statement"), of $120,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes") of Fountain View, Inc. (the "Company"), together with guarantees thereof (the "Exchange Guarantees") by Fountain View Holdings, Inc., Locomotion Holdings, Inc. and Locomotion Therapy, Inc. (collectively, the "Delaware Guarantors") and by Summit Care Corporation, Summit Care-California, Inc., Summit Care Pharmacy, Inc., Summit Care Texas Equity, Inc., Summit Care Texas, No. 2, Inc., Summit Care Texas, No. 3, Inc., Summit Care Management Texas, Inc., Summit Care Texas, L.P., AIB Corp., Alexandria Convalescent Hospital, Inc., BIA Hotel Corp., Brier Oak Convalescent, Inc., Elmcrest Convalescent Hospital, Fountainview Convalescent Hospital, Fountain View Management, Inc., Rio Hondo Nursing Center, On-track Therapy Center, Inc., I.'N O, Inc. and Sycamore Park Convalescent Hospital (collectively, the "Other Guarantors"; the Delaware Guarantors and the Other Guarantors are sometimes together referred to herein as the "Guarantors").

     The Exchange Notes and the Exchange Guarantees will be offered in exchange for the Company's outstanding 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes"), which have also been guaranteed by the Guarantors, pursuant to the terms of
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Fountain View, Inc.
September 4, 1998
Page 2


the exchange offer (the "Exchange Offer") set forth in the form of prospectus included in the Registration Statement.

     We have acted as counsel to the Company and the Guarantors in connection with the foregoing registration of the Exchange Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the representations of the Company and the Guarantors, and we have assumed, without independent inquiry, the accuracy of those representations.

     We have also assumed that the Indenture (as defined in the Registration Statement) has been duly authorized and validly executed and delivered by each of the Other Guarantors and that the Exchange Guarantees will be duly authorized and validly executed by each of the Other Guarantors.

     The opinion set forth below relating to the due authorization and valid execution and delivery of the Indenture, the Exchange Notes and the Exchange Guarantees (collectively, the "Operative Documents") by the Company and the Delaware Guarantors is subject to the following general qualifications:

     (i) as to any instrument delivered by the Company or the Guarantors as contemplated by the Operative Documents, we assume that the Company or the respective Guarantor has received the agreed to consideration therefor;
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Fountain View, Inc.
September 4, 1998
Page 3


     (ii) as to any agreement to which the Company or a Guarantor is a party, we assume that such agreement is the binding obligation of each party thereto other than the Company or the Guarantors;

     (iii) the enforceability of any obligation of the Company or the Guarantors may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the enforceability of any particular provision of any of the Operative Documents relating to remedies after default or as to the availability of any specific or equitable relief of any kind;

     (v) no opinion is given herein as to the enforceability of any particular provision of any of the Operative Documents relating to (A) waivers of defenses, of rights to trial by jury, or rights to obtain jurisdiction or venue and other rights or benefits bestowed by operation of law, (B) waivers of provisions which are not capable of waiver under Section 1-102(3) of the Uniform Commercial Code, or (C) exculpation clauses, indemnity or contribution clauses and clauses relating to releases or waivers of unmatured claims or rights; we express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligor or of any guarantor, joint obligor or surety;

     (vi) with respect to any liquidated damages provisions, we have assumed that the amount of the liquidated damages specified in such provision bears a reasonable proportion to the probable loss from failure to comply with the relevant covenant and the amount of actual loss is incapable of precise estimation or difficult to estimate precisely; and

     (vii) the enforcement of any rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
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Fountain View, Inc.
September 4, 1998
Page 4


     We do not hold ourselves out as experts in, and express no opinion as to, the applicability or effect of the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States of America. We note that the Operative Documents provide that they are to be governed by the laws of the State of New York. We express no opinion as to the validity, binding nature or enforceability of any of the Operative Documents. We understand that you are receiving an opinion from Brobeck, Phleger & Harrison LLP addressing, inter alia, the validity, binding nature and enforceability of the Operative Documents, subject to any exceptions and assumptions set forth in such opinion. We express no opinion as to, and assume compliance, with any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. the Indenture has been duly authorized and validly executed and delivered by the Company and the Delaware Guarantors;

     2. the Exchange Guarantees have been duly authorized by the Delaware Guarantors; and

     3. the Exchange Notes, when issued by the Company in accordance with the terms of the Indenture against receipt of Outstanding Notes pursuant to the terms of the Exchange Offer, will have been duly authorized and validly executed and delivered by the Company.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                    Very truly yours,


                                   /s/ Choate Hall & Stewart